Exhibit 32.01

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Wabash National Corporation (the "Company"), each hereby certifies that, to his knowledge, on May 4, 2010:

(a)
the Form 10Q, Quarterly Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 of the Company for the quarter ended March 31, 2010 filed on May 4, 2010 with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Richard J. Giromini
Richard J. Giromini
President and Chief Executive Officer
May 4, 2010

/s/ Mark J. Weber
Mark J. Weber
Senior Vice President and Chief Financial Officer
May 4, 2010